Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of this 10th day of December, 2012 by and between AgroServico Dos Banderas, located at Bo El Angel Av Monseñor Diprieto No 1-1, Sonsonate, El Salvador (the “Company”) and Lido International, Corp., located at Col. Sensunapan I, Pje. 4, # 23 Sonsonate, El Salvador (the “Consultant”)

RECITALS

WHEREAS, the Company wishes to engage the consulting services of Consultant as set forth in Section 1 below; and

WHEREAS, Consultant wishes to provide the Company with consulting services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.	CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

a. Review of the current cultivation process used by the Company;

b. Prepare a written recommendation for improvement of production methods that are appropriate for existing facility. Special consideration should be given to selecting fruiting techniques, spore measurements, mushroom quality, evaluating changes in growing different strains and sanitation. After approval of any recommendations by the Company provide necessarily instructing and training of staff (if required);

c. After revising contracts with current raw material suppliers and compost suppliers prepare a written recommendation regarding cost effective possibilities of contracting new suppliers and specific terms and conditions that should be included in future Company’s contracts and agreements;

d. Review of the harvesting method, packaging and storing of the product used the Company;

e. Prepare a written recommendation for improvement of harvesting, packaging and storing of the product;

f. Upon the revision of current contracts with product distributors prepare a written recommendation regarding marketing strategies, new distributor’s networks and logistic solutions;

2.	TERM OF AGREEMENT

This Agreement shall be in full force and effect as of the date hereof through and including that period which ends six (6) full months after the date of this Agreement. The Company and the Consultant shall each have the right to terminate this Agreement in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party, in the event the other party fails to comply with the terms of this Agreement, or on thirty (30) days written notice.

3.           COMPENSATION TO CONSULTANT

Upon consummation of the Transaction, the Company shall pay to the Consultant 50.00 per hour for services rendered to the Company under this Agreement.  Invoicing should be on a monthly basis, beginning after the Consultant has completed his first four (4) weeks of service. Consultant shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the Company’s business.  Payment by the Company is due within thirty (30) days from receipt of an approved invoice. The Company agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls, and postal expenditure.  Expenses incurred by Consultant will be reimbursed by the Company within 15 days of Consultant’s proper written request for reimbursement.

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4.  REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and warrants to and agrees with the Company that:

a.

This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

b.

The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultants' current employment.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents, warrants, covenants to and agrees with Consultant that:

a.

This Agreement has been duly authorized, and executed by the Company. This Agreement constitutes the valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b.

The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which the Company is a party, or violate any order, applicable to the Company, of any court or federal regulatory body or administrative agency having jurisdiction over the Company or over any of its property.

6.	INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.	NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be hand delivered, sent via facsimile, or sent via overnight courier, and shall be deemed given upon delivery, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:

AgroServico Dos Banderas

Bo El Angel Av Monseñor Diprieto No 1-1,

Sonsonate, El Salvador

If to Consultant:

Lido International, Corp.

Col. Sensunapan I, Pje. 4, # 23

Sonsonate, El Salvador

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8.	ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

9.	CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the El Salvador including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

10.	NONDISCLOSURE

Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby, or as required by government bodies, regulatory agencies, or a court having jurisdiction over the disclosing party. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

11.	ENTIRE AGREEMENT

Except as provided herein, this Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

12.	SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

13.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

14.	MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

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15.	ATTORNEYS FEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”		“Consultant”

AgroServico Dos Banderas		Lido International, Corp.

/s/ Faviola Silva		/s/ Maria Morales Ramon
By:	Faviola Silva	By:	Maria Morales Ramon
Its:	Sr. Manager	Its: Director

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